EXHIBIT (L)


                         STROOCK & STROOCK & LAVAN LLP
                                180 MAIDEN LANE
                         NEW YORK, NEW YORK 10038-4982


September 21, 1999

Dreyfus Strategic Municipal Bond Fund, Inc.
200 Park Avenue
New York, New York  10166

Ladies and Gentlemen:

We have acted as counsel to Dreyfus Strategic Municipal Bond Fund, Inc. (the "Fund") in connection with the preparation of a Registration Statement on Form N-2, Registration No. 333-84123 (the "Registration Statement"), covering shares of preferred stock designated "Auction Preferred Stock, Series A," "Auction Preferred Stock Series B," and "Auction Preferred Stock, Series C," each with a par value of $.001 and a liquidation preference of $25,000 (collectively, the "APS").

We have examined copies of the Charter and By-Laws of the Fund, the Registration Statement, the form of Articles Supplementary relating to the APS (the "Articles Supplementary") filed as an exhibit to the Registration Statement, and such other documents, records, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

Attorneys involved in the preparation of this opinion are admitted only to the bar of the State of New York. As to various questions arising under the laws of the State of Maryland, we have relied on the opinion of Venable, Baetjer and Howard, LLP, a copy of which is attached hereto. Qualifications set forth in their opinion are deemed incorporated herein.

Based upon the foregoing, we are of the opinion that when the Articles Supplementary have been filed with the Maryland State Department of Assessments and Taxation, the shares of APS to be offered for sale pursuant to the Prospectus will have been duly authorized and, when sold, issued and paid for as contemplated by the Prospectus and authorized by the Board of Directors of the Fund, will have been validly and legally issued and will be fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included in the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



STROOCK & STROOCK & LAVAN LLP

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                        VENABLE, BAETJER AND HOWARD, LLP
                         TWO HOPKINS PLAZA, SUITE 1800
                         BALTIMORE, MARYLAND 21201-2978



September 21, 1999

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982

      RE:  DREYFUS STRATEGIC MUNICIPAL BOND FUND, INC.

Ladies and Gentlemen:

We have acted as special Maryland counsel for Dreyfus Strategic Municipal Bond Fund, Inc., a Maryland corporation (the "Fund"), in connection with its offering of 2,480 shares of preferred stock designated "Auction Preferred Stock, Series A," 2,480 shares of "Auction Preferred Stock, Series B" and 2,480 shares of preferred stock designated "Auction Preferred Stock, Series C," each with a par value of $.001 and a liquidation preference of $25,000 (collectively, the "APS").

     As Maryland special counsel for the Fund, we are familiar with its Charter and Bylaws. We have examined the prospectus included in its Registration Statement on Form N-2 with respect to the APS (Securities Act Registration File No. 333-84123, Investment Company Act File No. 811-05877) (the "Registration Statement"), substantially in the form in which it is to become effective (the "Prospectus"). We are also familiar with the form of Articles Supplementary relating to the APS (the "Articles Supplementary") that have been filed as an exhibit to the Registration Statement. We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation ("SDAT") to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

     We have also examined and relied on such other corporate records of the Fund and documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures on documents submitted to us, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that when the Pricing Committee of the Board of Directors has determined the Initial Dividend Rates, Initial Dividend Payment Dates, and Initial Dividend Periods for the APS, all as defined in the Articles Supplementary, pursuant to authority delegated to it by the Board of Directors, and the Articles Supplementary have been filed with SDAT, the shares of APS to be offered for sale pursuant to the Prospectus will have been duly authorized and, when thereafter, sold, issued and paid for as contemplated by the Prospectus, will have been validly and legally issued and will be fully paid and nonassessable.

     This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as due organization and the authorization and issuance of stock. It does not extend to the securities or "Blue Sky" laws of Maryland, to federal securities laws or to other laws.

     You may rely on this opinion in rendering your opinion to the Fund that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement. We do not thereby admit that we are "experts" within the meaning of the Securities Act of 1933 and the rules and regulations thereunder. This opinion may not be relied upon for any other purpose or by any other person without our prior written consent.

Very truly yours,



VENABLE, BAETJER AND HOWARD, LLP